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                                                                    EXHIBIT 99.2
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FOR IMMEDIATE RELEASE
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COMPANY CONTACTS:

Robert E. Collins
Chief Financial Officer
(408) 866-3666

               P-COM, INC. ANNOUNCES AGREEMENT AND INITIAL ORDER
                FOR POINT-TO-MULTIPOINT EQUIPMENT WITH SIEMENS
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      CAMPBELL, CA -- (August 10, 1999) -- P-Com, Inc. (NASDAQ National Market:
PCMS) announced today the execution of an agreement and the receipt of an order for point-to-multipoint equipment with Siemens Information and Communication Networks, Inc. ("Siemens"), a subsidiary of Siemens SAG in Munich. This agreement is an addendum to the OEM Agreement executed between Siemens SAG and P-Com in June of 1998.

      The agreement requires Siemens to place a minimum level purchase orders with P-Com by June 30, 2000 to continue to qualify for the pricing level as detailed in the OEM Agreement. None of such purchases are guaranteed. However, Siemens has placed the initial order that is scheduled for delivery in September. Terms of the agreement were not disclosed.

      In addition, P-Com plans to execute a manufacturing services agreement with Siemens to use its Florida manufacturing facility as a turn-key manufacturing partner for point-to-multipoint equipment.

      George Roberts, P-Com's CEO and Chairman said, "We are pleased that our association with Siemens continues to move forward. This agreement and order are indications that P-Com has the point-to-multipoint equipment customers want. And we look forward to strengthening our partnership with Siemens by winning additional business."

      Fred Fromm, President and CEO of Siemens' Information Communications Network said, "P-Com continues to demonstrate the leadership position in point-to-multipoint technology that we anticipated when we selected them as our partners. The

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P-COM, INC. ANNOUNCES FRAME AGREEMENT AND INITIAL ORDER
FOR POINT-TO-MULTIPOINT EQUIPMENT WITH SIEMENS
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partnership is working well and should provide long term benefits to the companies and to our customers."

        P-Com, Inc. develops, manufactures, and markets network access systems for the worldwide wireless telecommunications market. The point-to-point, spread spectrum, and point-to-multipoint radio links provided by P-Com are designed to satisfy the network requirements of cellular and personal communications services, corporate communications, public utilities and local governments. In addition, P-Com provides comprehensive network services including system planning, program planning and management, path design, and installation.

        Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, reliance upon subcontractors, fluctuations in customer demand and commitments, both in timing and volume, introduction of new products, commercial acceptance and viability of new products and expenses associated therewith, cancellations of orders without penalties, pricing and competition, the Company's ability to have available an appropriate amount of production capacity in a timely manner, the ability of the Company's customers to finance their purchases of the Company's products and/or services, the timing of new technology and product introductions, the risk of early obsolescence, and the pending stockholder class action lawsuits. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

        P-Com, Inc., with world headquarters in Campbell, California, USA and offices in Florida, New Jersey, Virginia, the UK, Italy, France, Germany, Poland, Mexico, Dubai and China, is an ISO 9001 certified company. For additional information, contact P-Com at:


  P-Com, Inc.  *  3175 S. Winchester Boulevard  *  Campbell, CA 95008  * USA
                  TEL: (408) 866-3666  *  FAX: (408) 866-3655
                                 www.p-com.com
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